Exhibit 99

Form 5 Joint Filer Information

Name: Glenn Darden

Title: President and Chief Executive Officer

Address: 777 West Rosedale Street, Suite 300, Fort Worth, Texas 76104

Designated Filer: Mercury Exploration Co.

Issuer and Ticker Symbol: Quicksilver Resources Inc. (KWK)

Date of Event Requiring Statement: 12/31/04

Signature: /s/ Glenn Darden

Name: Thomas F. Darden

Title: Director and Chairman of the Board

Address: 777 West Rosedale Street, Suite 300, Fort Worth, Texas 76104

Designated Filer: Mercury Exploration Co.

Issuer and Ticker Symbol: Quicksilver Resources Inc. (KWK)

Date of Event Requiring Statement: 12/31/04

Signature: /s/ Thomas Darden

Name: Anne Darden Self

Title: Director

Address: 777 West Rosedale Street, Suite 300, Fort Worth, Texas 76104

Designated Filer: Mercury Exploration Co.

Issuer and Ticker Symbol: Quicksilver Resources Inc. (KWK)

Date of Event Requiring Statement: 12/31/04

Signature: /s/ Anne Darden Self